SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

     Filed by the registrant    _X_

     Filed by a party other than the registrant    ___

     Check the appropriate box:

     ___  Preliminary proxy statement

     _X_  Definitive proxy statement

     ___  Definitive additional materials

     ___  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

     ___ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                          KYSOR INDUSTRIAL CORPORATION
___________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)


___________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  _X_  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
       6(j)(2), or Item 22(a)(2) of Schedule 14A.

  ___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  ___ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:
___________________________________________________________________________
  (2)  Aggregate number of securities to which transaction applies:
___________________________________________________________________________
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the file fee is calculated and s tate how it was determined):
___________________________________________________________________________
  (4)  Proposed maximum aggregate value of transaction:
___________________________________________________________________________

  (5)  Total fee paid:
___________________________________________________________________________
  ___  Fee paid previously with preliminary materials.

  ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount previously paid:
___________________________________________________________________________
  (2)  Form, Schedule or Registration Statement No.:
___________________________________________________________________________
  (3)  Filing party:
___________________________________________________________________________
  (4)  Date filed:
___________________________________________________________________________





































                                                    KYSOR INDUSTRIAL CORPORATION
                                                            CENTRAL STAFF OFFICE
                                                              One Madison Avenue
                                                   Cadillac, Michigan 49601-9785



TO THE SHAREHOLDERS OF
KYSOR INDUSTRIAL CORPORATION


     You are cordially invited to attend the Annual Meeting of Shareholders of Kysor Industrial Corporation. The meeting will be held at the corporate headquarters, One Madison Avenue, Cadillac, Michigan, on Friday, April 28, 1995, at 10 a.m., local time.


     On the following pages you will find the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement and enclosed form of proxy are being furnished to shareholders on and after March 24, 1995. At the Annual Meeting, in addition to voting, you will hear our report on Company activities and the outlook for 1995.


     It is important that your shares be represented at the meeting, regardless of the size of your holdings. We therefore urge you to SIGN, DATE AND RETURN AS SOON AS POSSIBLE the enclosed proxy card in the postage-paid envelope furnished for that purpose. Please do this whether or not you plan to attend the meeting. Sending a proxy will not affect your right to vote in person in the event you attend the meeting.

                                        Respectfully,



                                        George R. Kempton
                                        Chairman of the Board and
                                        Chief Executive Officer


                         _____________________________
                             YOUR VOTE IS IMPORTANT
                          Please Sign, Date and Return
                           Promptly the Enclosed Proxy











                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 28, 1995



     The 1995 Annual Meeting of Shareholders of Kysor Industrial
Corporation will be held at the corporate headquarters, One Madison Avenue, Cadillac, Michigan, on Friday, April 28, 1995, at 10 a.m., local time, for the following purposes:


     1. Election of three directors to the class whose three-year term will expire in 1998.

     2. Transaction of such other business as may properly come before the meeting or any adjournment of the meeting.

     The record date for the meeting has been fixed by the Board of Directors as the close of business on March 1, 1995. All shareholders of record on that date are entitled to vote at the meeting.


     By Order of the Board of Directors.


                                                                 David W. Crooks
Cadillac, Michigan                                               Vice President-
March 24, 1995                                     General Counsel and Secretary



























                                   IMPORTANT


     All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to date and sign the enclosed proxy and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person, the proxy will not be used if you so request.


     If your shares are registered in the name of a broker or bank, only your broker or bank can submit a proxy card on your behalf. Please contact the person responsible for your account and direct him or her to submit a proxy card on your behalf. If you have any questions about the procedure to vote your shares, please call our proxy solicitor:


                                D. F. King & Co.
                                77 Water Street
                            New York, New York 10005
                         Telephone No.: (212) 269-5550
                             (please call collect)
































                          KYSOR INDUSTRIAL CORPORATION
                               One Madison Avenue
                         Cadillac, Michigan 49601-9785


                                 PROXY STATEMENT

     This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Kysor Industrial Corporation ("Kysor" or the "Company") to be voted at the Annual Meeting of Shareholders to be held on Friday, April 28, 1995, at 10 a.m., local time, at the Company's headquarters, One Madison Avenue, Cadillac, Michigan, and at any adjournment of that meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Proxies in the accompanying form, if properly executed, duly returned to the Company and not revoked, will be voted at the Annual Meeting. Where a shareholder specifies a choice, the shares represented by the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees for director named in this Proxy Statement and in accordance with the discretion of the persons named as proxies on any other matters that may come before the meeting.

     It is anticipated that this Proxy Statement and the enclosed proxy will be first sent to shareholders on March 24, 1995. Any shareholder giving a proxy in the enclosed form has the power to revoke it at any time before it is exercised. A revocation must be made in writing and directed to the Secretary of the Company at the address set forth above. A shareholder may also attend the Annual Meeting of Shareholders and vote in person by ballot, in which event any prior proxy given by the shareholder will be automatically revoked.


ELECTION OF DIRECTORS

     The Board of Directors has nominated the following three persons for election to the Board of Directors to the class whose term will expire in 1998:

Stephen I. D'Agostino   Robert J. Ratliff    Frederick W. Schwier

     This Proxy Statement contains more information about the director nominees below.

     The directors to be elected at the Annual Meeting of Shareholders are to serve until the Annual Meeting of Shareholders in 1998, or until their successors are elected and qualified. The nominees are willing to be elected and to serve. If any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

                           -1-
     A plurality of votes of the holders of shares of the Company's voting stock (common and preferred) present in person or by proxy at the Annual Meeting and voting on the election of directors is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the election, and the number of votes of which a plurality is required will be reduced by the number of shares not voted.

                       YOUR BOARD OF DIRECTORS RECOMMENDS
                A VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS


VOTING SECURITIES

     At the close of business on March 1, 1995, the record date for determining the shareholders entitled to vote at the Annual Meeting, Kysor had issued and outstanding 5,706,318 shares of its Common Stock, $1 par value ("Common Stock"), and 803,553 shares of Series A Preferred Stock, $24.375 stated value per share ("Preferred Stock"). Each share of Common Stock and Preferred Stock issued and outstanding on the record date entitles its holder to one vote on each matter to be voted upon at the meeting.

     The following table shows the beneficial ownership of shares of the Company's Common Stock and Preferred Stock by each shareholder known to be the beneficial owner of more than 5% of the outstanding Common Stock or Preferred Stock as of March 1, 1995:

                                             AMOUNT AND
                                              NATURE OF       PERCENT
   TITLE      NAME AND ADDRESS OF            BENEFICIAL         OF
 OF CLASS      BENEFICIAL OWNER               OWNERSHIP        CLASS
___________________________________________________________________________
Common       Neumeier Investment              463,275          8.1%
Stock          Counsel
               26435 Carmel Rancho Blvd.
               Carmel, California
               93923(1)

Common       State of Wisconsin               350,000          6.1%
Stock          Investment Board
               P.O. Box 7842
               Madison, Wisconsin
               53707 (2)

Common       Neuberger & Berman               338,600          5.9%
Stock          605 Third Avenue
               New York, New York
               10152 (3)


                           -2-
Common       Kysor Industrial                 328,856          5.8%
Stock          Corporation Employee
               Stock Ownership Plan
               ("ESOP"), Old Kent
               Bank, Trustee
               One Vandenberg Center
               Grand Rapids, Michigan
               49503 (4)

Common       George R. Kempton                291,086          5.0%
Stock          Kysor Industrial
               Corporation
               One Madison Avenue
               Cadillac, Michigan
               49601(5)

Series A     Kysor Industrial                 803,553        100.0%
Preferred      Corporation Employee
Stock          Stock Ownership Plan
               ("ESOP"), Old Kent
               Bank, Trustee
               One Vandenberg Center
               Grand Rapids, Michigan
               49503 (4)

(1)  Based on Schedule 13G dated February 2, 1995.

(2)  Based on Amendment No. 5 to Schedule 13G dated February 13, 1995.

(3)  Based on Amendment No. 1 to Schedule 13G dated February 10, 1995.  The
     Schedule 13G indicates that Neuberger & Bergman has sole voting power over 35,000 of such shares and shared dispositive power over all of such shares.

(4) Peter W. Gravelle, Richard G. De Boer and Kent J. Rosenau, all officers or employees of the Company, are members of the Administrative Committee of the ESOP trust. The Administrative Committee does not have any investment or voting power with respect to these shares. The shares of Preferred Stock may be converted into shares of Common Stock on a one-for-one basis by the Trustee. If a conversion were made, the ESOP would own 1,132,409 shares of Common Stock, representing approximately 17.4% of the outstanding shares as of March 1, 1995.

(5)  Based on information provided by Mr. Kempton.

     The following table shows certain information concerning the beneficial ownership of the Company's Common Stock as of March 1, 1995, by each director, each nominee for director, each named executive officer and all directors and executive officers as a group:



                           -3-

                              AMOUNT AND                SHARES SUBJECT
                               NATURE OF      PERCENT     TO OPTIONS
       NAME OF                BENEFICIAL        OF        EXERCISABLE
  BENEFICIAL OWNER           OWNERSHIP(1)      CLASS   WITHIN 60 DAYS(2)
   OF COMMON STOCK
___________________________________________________________________________
William E. Callahan            36,750           .6%          21,750
Timothy J. Campbell            73,887(3)       1.3           58,300
Stephen I. D'Agostino              --           --               --
Thomas P. Forrestal, Jr.       52,975(3)        .9           30,600
Paul K. Gaston                 37,750           .7           18,250
Grant C. Gentry                28,250           .5           16,250
Peter W. Gravelle              58,787(3)(4)    1.0           47,180
George R. Kempton             291,086(3)(4)    5.0          100,700
Philip LeBoutillier, Jr.       53,378(4)        .9           18,250
Terry M. Murphy                12,876           .2            9,000
Robert W. Navarre               2,250           --            2,250
Robert J. Ratliff                 250           --              250
Frederick W. Schwier           39,250(4)        .7           25,750
John D. Selby                  52,028(4)        .9           12,750
Raymond A. Weigel              51,250           .9           13,250
All directors and
  executive officers as
  a group                     930,095(3)      15.1          457,170

(1) The number of shares stated in this column is based on information furnished by the persons listed and includes shares personally owned of record by the person and shares that, under applicable regulations, are considered to be otherwise beneficially owned by the person.
    Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to the security. Voting power includes the power to vote or direct the power to vote. Investment power includes the power to dispose or direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. The number of shares stated includes shares which may be acquired through the exercise of stock options within 60 days. Except as otherwise noted in the footnotes to the table, single shareholders named have sole voting and investment power with respect to all shares listed. Except as otherwise noted, joint shareholders, as identified in the footnotes, share voting and investment power with respect to all shares listed.

(2) The number of shares stated includes shares subject to options which may, under certain circumstances, become immediately exercisable as of the date of this Proxy Statement.



                           -4-
(3) The numbers shown for these individuals include an aggregate of 18,150 shares of Common Stock held by the ESOP and allocated to the accounts of the named individuals, as well as 273 shares of Common Stock over which, although not allocated to their accounts, the named individuals have voting control under the terms of the ESOP. For purposes of determining the number of ESOP shares over which the named individuals exercise voting control, it is assumed that all ESOP participants will direct the vote of shares allocated to their respective accounts. Unallocated shares and allocated shares for which no vote direction is given are voted in accordance with the vote direction actually made by ESOP participants, on a per capita basis, with each voting participant being able to direct the vote of an equal number of unallocated shares and allocated shares for which no vote direction is received. Shares reported do not include shares which are attributable to the 1994 fiscal year but have not yet been allocated to the accounts of participants as of the record date.

    In addition to the Common Stock allocated to their accounts in the ESOP, each of the named individuals has shares of Preferred Stock held by the ESOP allocated to his account. The named individuals, like all ESOP participants, also direct the voting of unallocated Preferred Stock and allocated Preferred Stock for which no vote direction is received in the same manner as described above with respect to the Common Stock held by the ESOP. The following table describes the beneficial ownership of shares of Preferred Stock by the named individuals and all directors and executive officers as a group. Directors who are not also executive officers of the Company have no interest in the ESOP. The table assumes that all ESOP participants direct the vote of shares of Preferred Stock allocated to their respective ESOP accounts:

                                                  ADDITIONAL
                                                   PREFERRED     PERCENT
                        PREFERRED      PERCENT    STOCK OVER    OF CLASS
                          STOCK       OF CLASS   WHICH VOTING  REPRESENTED
                      ALLOCATED TO   REPRESENTED  CONTROL MAY  BY COLUMNS
                      ESOP ACCOUNT   BY COLUMN 1 BE EXERCISED    1 AND 3
___________________________________________________________________________
Timothy J. Campbell      1,213           .2%          680          .2%
Thomas P.

Forrestal, Jr.           1,402           .2           680          .3
Peter W. Gravelle          891           .1           680          .2
George R. Kempton        1,628           .2           680          .3
Terry M. Murphy             --           --            --          --
All directors and
  executive officers     7,014           .9         4,080         1.4
  as a group

    Each share of Preferred Stock entitles its holder to one vote on matters submitted for shareholder action at the meeting, as does each


                           -5-
    share of Common Stock. The named individuals have sole voting power, but no dispositive power (other than the power to direct the tender of their allocated shares in the event of a tender offer), over the shares of Common Stock and Preferred Stock held in the ESOP and allocated to their respective ESOP accounts.

(4) The number of shares stated includes shares owned solely by the named individual's spouse, but over which the named individual might share voting and investment power by reason of the influence of their relationship. Included are Felia LeBoutillier (10,600 shares); Priscilla Schwier (2,000 shares); and Marion H. Selby (400 shares). All shares reflected as beneficially owned by George R. Kempton are held jointly with his wife, Joyce H. Kempton. Included among the shares reflected as beneficially owned by Peter W. Gravelle are 300 shares held by Mr. Gravelle as custodian for a minor child.

DIRECTORS AND EXECUTIVE OFFICERS

    The following tables show certain information with respect to each person nominated for election as a director, each director whose term of office will continue after the Annual Meeting of Shareholders, and each executive officer of Kysor:

NOMINEES FOR 3-YEAR
 TERMS AS DIRECTOR           PRINCIPAL
  EXPIRING 1998            OCCUPATION(1)             DIRECTORSHIPS(2)
___________________________________________________________________________
Stephen I.               President and Chief        Director of Kysor
 D'Agostino               Executive Officer of       since January
 Age 61                   D'Agostino Enter-          1995; also a
                          prises (personal           director of
                          investment company (3)     SuperValu Inc.
                                                     and Catalina
                                                     Marketing

Robert J. Ratliff        Chairman of the Board,     Director of Kysor
 Age 63                   President, and Chief       since April 1994;
                          Executive Officer of       also a director
                          AGCO Corporation           of AGCO Corporation
                          (agriculture equip-
                          ment manufacturer) (4)

Frederick W. Schwier     Chairman of the            Director of Kysor
 Age 71                   Board of Great Lakes       since 1985
                          Communications, Inc.
                          (television
                          broadcasting)


                           -6-

 DIRECTORS WITH
  3-YEAR TERMS               PRINCIPAL
  EXPIRING 1996            OCCUPATION(1)             DIRECTORSHIPS(2)
___________________________________________________________________________
Paul K. Gaston           Chairman of the Board      Director of Kysor
 Age 61                   of Guardsman               since 1984; also
                          Products, Inc.             a director of
                          (diversified chemical      Guardsman Products,
                          manufacturer)(5)           Inc.

Grant C. Gentry          Retired.  Former           Director of Kysor
 Age 70                   Chairman of the Board      since 1986; also
                          and Chief Executive        a director of
                          Officer of Pantry          Bromar, Inc.
                          Pride, Inc.
                          (diversified
                          retailer)

Peter W. Gravelle        President and              Director of Kysor
 Age 57 (6)               Chief Operating            since 1991
                          Officer of Kysor (7)


Robert W. Navarre        Chairman of the            Director of Kysor
 Age 61                   Board of Simpson           since 1993; also a
                          Industries, Inc.           director of Simpson
                          (automotive supplier)      Industries, Inc.,
                                                     and Webster
                                                     Industries, Inc.

 DIRECTORS WITH
  3-YEAR TERMS               PRINCIPAL
  EXPIRING 1997            OCCUPATION(1)             DIRECTORSHIPS(2)
___________________________________________________________________________
George R. Kempton        Chairman of the Board      Director of Kysor
 Age 61 (6)               and Chief Executive        since 1978; also a
                          Officer of Kysor           director of Simpson
                                                     Industries, Inc.,
                                                     Guardsman Products,
                                                     Inc., and JLG
                                                     Industries, Inc.






                           -7-
Philip                   Retired.  Former           Director of Kysor
 LeBoutillier, Jr.        Chairman of the            since 1963
 Age 79                   Board, First Ohio
                          Bancshares, Inc.
                          (bank holding
                          company)

Raymond A. Weigel         Retired.  Chairman     Director of Kysor
 Age 77                    Emeritus of the        since 1948
                           Board of Kysor

EXECUTIVE OFFICERS
   WHO ARE NOT               PRINCIPAL                  SERVED IN SAME
  DIRECTORS (6)            OCCUPATION(1)                 OFFICE SINCE
___________________________________________________________________________
Timothy J. Campbell      Group Vice President -               1987
 Age 52                   Transportation Products (8)

David W. Crooks          Vice President-General               1991
 Age 46                   Counsel and Secretary (9)

Thomas P.                Group Vice President -               1983
 Forrestal, Jr.           Commercial Products
 Age 58

Terry M. Murphy          Vice President - Chief               1992
 Age 46                   Financial Officer (10)

Timothy D. Peterson      Vice President - Marketing           1983
 Age 57                   and International

(1) Except as noted, each person listed has been engaged in the same principal occupation for over five years.

(2) Except as noted, no director is a director of any other company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or is subject to Section 15(d) of that act, or any company registered as an investment company under the Investment Company Act of 1940.

(3) Since 1994; previously Chairman of the Board and Chief Executive Officer of Lord Capital Corporation (investment banking firm) (1989-
     1994).

(4) Since August 1993; previously director since 1990; President and Chief Executive Officer since 1988.

(5) Since January 1994; previously Partner of Warner Norcross & Judd LLP, Attorneys (Partner 1965-1993; Managing Partner 1988-1992).

                           -8-
(6) Kysor's executive officers are appointed annually by, and serve at the pleasure of, the Board of Directors.

(7) Since January 1995; previously Executive Vice President-Chief Operating Officer (1992-1995); Vice President, Treasurer and Chief Financial Officer (1990-1992); General Manager of Electronic Instruments Division of Eaton Corporation (diversified vehicle component supplier) (1988-1990).

(8) Mr. Campbell has been a director of Kysor since 1988 and is not standing for reelection.

(9)  Since January 1991; previously Vice President-General Counsel
     (1983-1991).

(10) Since December 1992; previously Vice President-Finance, Treasurer and Chief Financial Officer of North-West Telecommunications, Inc. (telecommunications service supplier) (1986-1992).

MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board of Directors, which is responsible for overall management of the business and affairs of the Company, held four regular meetings during 1994. All directors attended more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of committees of which they are members. The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation and Organization Committee, and the Nominating Committee. Mr. Kempton is an ex officio voting member of each of these standing committees except the Audit Committee and the Compensation and Organization Committee. The Board of Directors also has an Acquisition, Divestiture and Merger Committee.


EXECUTIVE COMMITTEE: The responsibilities of the Executive Committee include all of the responsibilities of the Board of Directors except those responsibilities that cannot be delegated by law. The Executive Committee acts upon matters requiring Board action during periods between Board meetings. Messrs. LeBoutillier (Chairman), Gaston, Schwier and Weigel are members of the Executive Committee. The Executive Committee did not meet in 1994.


AUDIT COMMITTEE:  The responsibilities of the Audit Committee are to
(1) recommend the firm to be employed by the Company as its independent auditors, (2) review and approve the scope of the yearly audit plan and proposed budget for audit fees, (3) review the results of the annual audit with the independent auditors, (4) review the auditors' management letter with the independent auditors and engage in appropriate follow-up with corporate staff, (5) review with the independent auditors the Company's internal controls, (6) review activities of the internal auditors, and
(7) report to the Board of Directors on activities and findings of the


                           -9-
committee and make recommendations to the Board of Directors on such findings. Messrs. Selby (Chairman), Callahan, Gaston, Gentry, Navarre and Schwier are members of the Audit Committee. The Audit Committee met two times during 1994.


COMPENSATION AND ORGANIZATION COMMITTEE: The responsibilities of the Compensation and Organization Committee include recommending to the Board of Directors the salaries of each corporate officer and the retainer and attendance fee for non-employee directors, making recommendations and determinations concerning bonus compensation, administering stock option plans (including those which permit the granting or award of other forms of equity-based compensation), and reviewing compensation plans as they relate to key employees. The Compensation and Organization Committee also reviews the administration and results of operations of Kysor's pension plans, confers with and receives reports from the actuaries and investment managers of the plans, makes recommendations related to such plans, and reviews all material proposed plan changes. Messrs. Schwier (Chairman), Callahan, Gentry, Ratliff, Selby and Weigel are members of the Compensation and Organization Committee, and those individuals comprised the committee at all times during 1994. The Compensation and Organization Committee met one time during 1994.


NOMINATING COMMITTEE: The responsibilities of the Nominating Committee are to (1) develop and recommend to the Board of Directors criteria for the selection of candidates for director, (2) seek out and receive suggestions concerning possible candidates, (3) review and evaluate the qualifications of possible candidates, and (4) recommend to the Board candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the Annual Meeting of Shareholders. The present members of the Nominating Committee are Messrs. Callahan (Chairman), Gaston, LeBoutillier, Navarre and Weigel. The Nominating Committee met two times during 1994. The Nominating Committee will consider nominees recommended by shareholders. Article IX of the Company's Restated Articles of Incorporation requires that a shareholder desiring to nominate a director candidate submit to the Company the nominee's name, age, business and residence address, principal occupation, the number of shares of the Company's capital stock beneficially owned by the nominee, and a statement that the nominee is willing to be nominated. The information must be provided to the Company not less than 120 days prior to the date of the annual meeting of shareholders at which the nominee will be considered, or if he or she is to be considered at a special meeting of shareholders, not more than seven days following the notice of the special meeting. The names of any such nominees and the other information required by the Company's Restated Articles of Incorporation should be forwarded to the Company's Secretary, Kysor Industrial Corporation, One Madison Avenue, Post Office Box 1000, Cadillac, Michigan 49601-9785, who will submit the information to the Nominating Committee for its consideration. Nominations made other than in accordance with Article IX of the Company's Restated Articles of Incorporation are void.


                           -10-
ACQUISITION, DIVESTITURE AND MERGER COMMITTEE: The responsibilities of the Acquisition, Divestiture and Merger Committee are to review and evaluate proposals received from other companies or made by management relating to the acquisition or divestiture by the Company of subsidiaries, divisions or other substantial business operations, and to make recommendations to the Board of Directors relating to such proposals. Messrs. Weigel (Chairman), Callahan, Campbell, Gravelle, Kempton and Ratliff are members of the Acquisition, Divestiture and Merger Committee. This committee met four times during 1994.


EXECUTIVE COMPENSATION

     As described in further detail in the following report of the Company's Compensation and Organization Committee, the Company's compensation for executive officers consists of four components: a base salary, a profit-sharing incentive bonus, an intermediate-term incentive, and a long-term incentive historically provided through the Company's stock option plans. Information on each of these compensation elements follows the Compensation and Organization Committee's report.


COMPENSATION  AND  ORGANIZATION  COMMITTEE  REPORT  ON  EXECUTIVE  COMPENSATION

     The Compensation and Organization Committee (the "Committee") administers the executive compensation program formulated by the Company and provides appropriate recommendations and reports to the full Board for approval. The Committee consists of only non-employee directors, including Mr. Raymond A. Weigel, who retired as chairman of Kysor Industrial Corporation in January 1987, and who also receives contractual deferred compensation from the Company.

     In 1991, the Company engaged The Wyatt Company, a nationally recognized compensation consulting firm, to review its compensation policies and make recommendations to the Committee concerning executive compensation policies and competitive compensation levels. The recommendations of The Wyatt Company were initially adopted in 1991 and are the foundation of the Company's current executive compensation program. Competitive compensation level studies are updated annually by The Wyatt Company and furnished to the Committee for its consideration.

     The Committee's compensation philosophy is to: (1) pay competitively for similar positions in companies of comparable size in order to attract and retain qualified executives, (2) align compensation with the achievement of specific short-term and intermediate-term financial objectives rewarding above average corporate performance while also recognizing individual initiative and achievement, and (3) encourage long-term commitment to the Company through the ownership and retention of Company stock. The implementation of this philosophy is designed to enhance shareholder value by aligning the long-term financial interests of executive officers with those of shareholders.



                           -11-
     Compensation consists of both cash and equity, and includes: (1) a base salary, (2) a profit-sharing incentive bonus, (3) an intermediate-term incentive, and (4) a long-term incentive through participation in a stock option plan. Executive officers are also eligible to participate in a supplemental executive retirement plan and a full range of other benefits available to all other management employees of the Company.

     In 1993, Congress amended the federal Internal Revenue Code to add
Section 162(m). This section provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. Kysor has examined its executive compensation policies in light of Section 162(m) and the regulations that have currently been proposed by the Internal Revenue Service to implement that section. If the Internal Revenue Service adopts regulations under Section 162(m) substantially as they have been proposed, it is not expected that any portion of the Company's deduction for employee remuneration will be disallowed in 1995 or in future years by reason of awards granted in 1995. The Committee intends to review the Company's executive compensation policies at a later date, when final regulations have been adopted, and consider appropriate modifications, if any, to the Company's executive compensation plans and program with a view toward implementing the Company's compensation policy in a manner that avoids or minimizes any disallowances of tax deductions under Section 162(m).

Base Salary

     Base salaries are determined by the Committee through an independent evaluation of the responsibilities of each executive position and a comparison of those responsibilities with similar positions throughout the industry. Once a salary range for a position has been established, the base pay of each executive is determined individually within that range by considering the specific experience and performance of the executive. The Company's current base salaries are generally within the established market ranges. Annual adjustments are considered and approved by the Committee when the competitive marketplace and the Company's performance justifies those adjustments.

Profit-Sharing Bonus Incentive Plan

     The Profit-Sharing Bonus Incentive Plan is a short-term compensation plan designed to reward corporate officers and other key employees who are not officers for achieving specific annual financial objectives. When these objectives are met, executives will receive bonus compensation ranging from 20% to 60% of their base salaries each year, depending upon their level of corporate responsibility. The amount is determined by a formula that considers the amount by which the Company's net income after tax ("NIAT"), as a percentage of sales, exceeds a minimum percentage set by the Committee. NIAT excludes extraordinary, unusual or infrequently occurring items as may be determined by the Committee. Partial bonuses were paid for 1992, 1993 and 1994 consistent with the formula.




                           -12-
Intermediate-Term Incentive Plan

     The Intermediate-Term Incentive Plan is designed to reward officers and other key employees who grow the business profitably and produce outstanding financial performance over any two-year "rolling" period. Growth and profitability are measured based upon primary earnings per share ("PEPS") and return on investment ("ROI") as may be modified from time to time by the Committee. The Plan encourages executives to focus on sustaining performance at or above minimum levels and improving profitability and shareholder value. When these objectives are met, executives participating in the Plan may receive incentive awards ranging from 20% to 40% of their base salaries, depending upon their level of corporate responsibility. The amount awarded is determined by a formula that establishes performance levels that relate to an average of PEPS and ROI over a two-year period, excluding extraordinary, unusual or infrequently occurring items as may be determined by the Committee.
Failure to meet performance objectives during any two-year period will prevent payment with respect to awards granted for that period under the Plan. No incentive bonuses were paid for the 1991/92 period. The 1992/93 and 1993/94 two-year averages exceeded the minimum levels and incentive bonuses were paid to the Company's executives and some key employees under the Plan. For purposes of the Summary Compensation Table following this report and the Long-Term Incentive Plan table on page 17 of this Proxy Statement, awards under the Intermediate-Term Incentive Plan are considered "long-term" incentives pursuant to regulations issued by the Securities and Exchange Commission.

Long-Term Incentive Plan

     Stock options have been granted to executives and other key employees pursuant to various plans since 1953. The purpose of these plans is to encourage long-term investment in the Company and to provide incentives to executive officers to operate the Company consistent with shareholder interests. The Company's current stock option plans are administered by the Committee.

     The Committee believes that, absent unusual circumstances, stock options should be awarded to executives annually and on a generally consistent basis in terms of the number of shares subject to options. For this purpose, the Committee has established ranges of awards in terms of numbers of shares that are based on and vary with levels of responsibility within the Company. The size of awards generally increases as the level of corporate responsibility increases. Other than for awards to the Chief Executive Officer, management generally recommends to the Committee the individuals to whom options should be awarded and the amount, timing and other terms of awards. The Committee reviews the recommendations of management, modifies the recommended awards if the Committee considers modifications appropriate, and approves awards to executives based on management's recommendations. The Committee alone determines the amount and other terms of awards to the Chief Executive Officer.




                           -13-
     Stock option awards permit executives and other key employees to purchase shares of Common Stock over a ten-year period at a price equal to the fair market value of Common Stock at the date of the grant. All options granted since 1990 vest and become exercisable at the rate of 20% for each of the first four years after the date of grant, and the remaining 20% only vests and becomes exercisable if all vested options (i.e. the first 80%) are exercised in full and all of the shares are held by the executive for a period of one year.

     During January 1995, the Committee granted options to purchase an aggregate of 201,500 shares of Common Stock to 121 employees under existing plans.

Chief Executive Officer Compensation

     The Chief Executive Officer's compensation is based upon the same principles and philosophy outlined above for all executives as a group with one exception. The Chief Executive Officer has a higher percentage of his total cash compensation "at risk." Mr. Kempton's cash compensation includes his base salary and participation in the Profit-Sharing Incentive Bonus Plan (0 - 60% of base salary) and the Intermediate-Term Incentive Plan (0 - 40% of base salary). The second and third elements of the cash compensation are "at risk" each year and could constitute an amount up to 100% of base salary or an amount equal to 0 depending upon the financial performance of the Company.

     Mr. Kempton's base salary for 1994 was increased 4.5% above his 1993 salary. The base salary paid to Mr. Kempton in 1994 was less than the estimated market value paid by companies of comparable size as determined by the independent outside consultant.

     In January 1995, the Committee recommended, and the full Board ratified, a profit-sharing incentive bonus of $183,883 (55.7% of 1994 base salary) and an intermediate-term incentive bonus of $115,984 (35.1% of 1994 base salary) for Mr. Kempton based upon the formulas outlined above.

     Mr. Kempton received long-term incentive compensation during 1994 through an award of stock options under the Company's 1987 Stock Option and Restricted Stock Plan. Other corporate officers and key employees also received stock option awards during 1994.

     All recommendations of the Compensation and Organization Committee concerning compensation attributable to 1994 were approved and adopted by the Board of Directors without modification.

                              Respectfully submitted,

                              Frederick W. Schwier, Chairman
                              William E. Callahan
                              Grant C. Gentry
                              Robert J. Ratliff
                              John D. Selby
                              Raymond A. Weigel

                           -14-
SUMMARY COMPENSATION TABLE

     The following table sets forth the cash compensation paid by Kysor to the Chief Executive Officer and each of its four highest paid executive officers other than the Chief Executive Officer during each year in the three-year period ended December 31, 1994. The following table includes amounts that the named individuals may have deferred pursuant to the Company's 401(k) Savings Plan. No Company contributions are made to the Savings Plan.

                                       SUMMARY COMPENSATION TABLE
                                                                     Long-term Compensation
                                     Annual Compensation              Awards        Payouts
                                                                     Number of               All Other
     Name and                                        Other Annual   Securities Un-   LTIP    Compensa-
Principal Position      Year     Salary       Bonus  Compensation  derlying Options Payouts   tion(1)
George R. Kempton       1994    $323,140    $183,883    $ 4,234          10,000     $115,984   $28,699
  Chairman of the       1993     314,776     152,074      4,582          14,500       98,349    22,072
  Board, Chief          1992     299,900     138,692     47,684(2)       20,000           --    26,246
  Executive
  Officer &
  Director

Peter W. Gravelle       1994     214,725     112,007      4,116           8,750       67,437    17,378
  President, Chief      1993     209,167      92,631      2,532          12,800       57,183    14,523
  Operating             1992     186,325      84,480      3,557          15,000           --    15,532
  Officer &
  Director

Thomas P.               1994     197,520      91,649     16,780(3)        7,500       52,027    19,908
  Forrestal, Jr.        1993     190,463      79,206      1,020          11,000       46,101    14,563
  Group Vice            1992     187,434      72,234        995          15,000           --    17,975
  President-
  Commercial
  Products

Timothy J.              1994     168,295      79,808        252           7,500       45,305    16,115
  Campbell              1993     163,937      66,001        345          11,000       38,415    11,752
  Group Vice            1992     156,188      60,192         --          15,000           --    14,743
  President-
  Trans-
  portation
  Products &
  Director

Terry M.                1994     148,750      69,600      4,670           7,500       39,510     1,278
  Murphy                1993     135,000      54,135      4,728          15,000           --     9,188
  Vice President-       1992      11,250          --         --              --           --        --
  Chief Financial
  Officer

                                          -15-
_____________________

(1)  "All Other Compensation" includes imputed income from premiums paid for group life insurance above $50,000 ($10,191 for Mr. Kempton, $3,386 for Mr. Gravelle, $3,462 for Mr. Forrestal,
     $2,646 for Mr. Campbell and $1,278 for Mr. Murphy), amounts allocated to each named officer under the ESOP based on shares allocated in 1994 for 1993 service ($18,508 for Mr. Kempton,
     $13,992 for Mr. Gravelle, $16,447 for Mr. Forrestal and $13,469 for Mr. Campbell and moving expenses in 1993 for Mr. Murphy of $7,647.

(2)  Includes $43,424 of deemed interest compensation from the Company (assessed interest rate below market rate) on indebtedness that was used to exercise stock options.

(3)  Includes $16,141 which the Company paid on behalf of Mr. Forrestal for the employee portion of
     Medicare tax due on the present value of the vested benefits related to Mr. Forrestal's vesting under the Supplemental Executive Retirement Plan and an amount to cover income taxes due on the income imputed to him as a result of this payment.


RETIREMENT PLANS

     The following table shows the estimated annual benefits payable upon retirement under Kysor's Administrative Pension Plan for various compensation and years of service classifications, assuming retirement at age 65 in 1994:

                               PENSION PLAN TABLE
  Average                        Years of Service
Remuneration           15          20          25          30           35
 $150,000           $ 36,447    $ 48,596    $ 60,745    $ 72,894    $ 76,644

     The executive officers referred to above are participants in Kysor's Administrative Pension Plan. The Administrative Pension Plan is a qualified defined benefit retirement plan. All salaried employees are eligible to participate after they meet vesting requirements. Amounts expensed for retirement plan benefits cannot be readily determined for specific individuals since payments to the plan are computed on an actuarial basis. Payments under the plan are based on the levels of compensation, not to exceed $150,000, and years of service of an individual at retirement. Compensation covered by the plan for this purpose is determined in the same fashion as for determination of social security taxes. Except for the $150,000 cap, this compensation for 1994 does not vary by more than 10% from the amounts shown under the heading "Annual Compensation" in the Summary Compensation Table above.

     The executive officers referred to above have the following years of accredited service for qualification under Kysor's Administrative Pension
Plan:



                           -16-

               George R. Kempton           16
               Thomas P. Forrestal, Jr.    14
               Peter W. Gravelle            4
               Timothy J. Campbell         10
               Terry M. Murphy              2

     In addition to the above, the Company has an unfunded Supplemental Executive Retirement Plan (the "Supplemental Plan") which covers all of the executive officers named in the Summary Compensation Table shown above except Mr. Murphy. To achieve minimum qualification in the Supplemental Plan, a participant must have attained the age of 57 and completed at least 10 years of credited service, and the sum of the participant's age plus years of credited service must equal at least 72. A person is fully qualified under the Supplemental Plan following 15 years of credited service and having attained the age of 62. Once a person achieves full qualification, the Supplemental Plan provides an additional annual benefit which, together with benefits payable under the Administrative Pension Plan, benefits payable by each and every former employer, and 50% of benefits under Social Security, will equal 65% of the participant's average annual cash compensation for the three years in which his or her cash compensation was highest during the final five complete years of the person's employment at the time of retirement or termination of employment. For this purpose, compensation does not vary by more than 10% from the amounts shown under the heading "Annual Compensation" in the Summary Compensation Table above. The 65% is reduced proportionately for each month the participant's termination date precedes his or her 62nd birthday and for each month less than 15 years of credited service. Benefits are payable commencing on the participant's 57th birthday or the date of his or her termination of employment, whichever occurs later. The Supplemental Plan also provides participants with health care coverage at least equal to that provided under the basic plan.

     If the participant has attained the minimum eligibility requirements, but dies either before or after his or her actual retirement date, the Company will pay benefits under the Supplemental Plan to the person's spouse for the remainder of the spouse's life, but the benefits are reduced by one-third. In addition, minimum age requirements are waived for qualification purposes if the participant becomes totally disabled while in the Company's employ, but benefits payable will be reduced accordingly. If the participant has not attained age 57 at the time of disability, then disability benefits terminate upon the participant's death.

     Minimum eligibility requirements are inapplicable in the case of involuntary termination (actual or constructive) without cause occurring within five years after a change in control of the Company (as that term is defined in the section entitled "Management Transactions; Termination of Employment and Change in Control Arrangements"). In that event, benefits payable are calculated using compensation for the highest consecutive


                           -17-
12 calendar months out of the last complete 60 calendar months of employment, and by using the age the participant would have attained and the complete calendar months of credited service he or she would have attained as of the date which is five years after a change in control.

     The Company has also approved irrevocable trusts for each participant to hold any Company contributions required by the Supplemental Plan. The Company has no obligation to make contributions to such trusts unless there is a change in control of the Company. If a change in control occurs, the Company is then required to make contributions sufficient to meet all future obligations to each participant under the Supplemental Plan as determined from time to time by an actuary enrolled with the Internal Revenue Service in accordance with standards provided in the Supplemental Plan. The Company may, at its option, satisfy any funding obligations by contributing a life insurance policy on the life of each participant having a cash surrender value equal to any required contribution amount.


STOCK OPTION PLANS

     The following table summarizes options granted under the Company's 1987 Stock Option and Restricted Stock Plan during the last fiscal year:

                                    OPTION GRANTS IN LAST FISCAL YEAR
                                          Individual Grants
                                                                                Potential Realiz-
                                                                                  able Value at
                                                                                 Assumed Annual
                       Number of   Percent of                                       Rates of
                      Securities  Total Options    Exercise                        Stock Price
                      Underlying   Granted to       or Base                       Appreciation
                        Options   Employees in       Price     Expiration       for Option Term
      Name              Granted    Fiscal Year    (Per Share)    Date           5%         10%
George R. Kempton       10,000        4.5%         $16.125      1/28/04     $101,409     $256,991
Peter W. Gravelle        8,750        4.0           16.125      1/28/04       88,733      224,867
Thomas P.
  Forrestal, Jr.         7,500        3.4           16.125      1/28/04       76,057      192,743
Timothy J. Campbell      7,500        3.4           16.125      1/28/04       76,057      192,743
Terry M. Murphy          7,500        3.4           16.125      1/28/04       76,057      192,743

     Pursuant to its 1993 Long-Term Incentive Plan, its 1987 Stock Option and Restricted Stock Plan, its 1984 Stock Option Plan, its 1983 Incentive Stock Option Plan and its 1980 Stock Option and Stock Appreciation Rights Plan (collectively, the "Plans"), the Company has granted certain of its executive officers, directors and key employees options to purchase shares of the Company's Common Stock over a ten-year period at prices equal to the fair market value of the shares on the dates the options were granted. All options granted since 1990 vest and become exercisable at the rate of 20% for each of the first four years after the date of grant, and the remaining

                           -18-
20% only vests and becomes exercisable if all vested options (i.e. the first 80%) are exercised in full and all of the shares are held by the optionee for a period of one year. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement or other termination of employment. The Plans are administered by the Compensation and Organization Committee consisting of six disinterested directors. Although authorized, no stock appreciation rights or restricted stock have been granted under the Plans. The 1980 Stock Option and Stock Appreciation Rights Plan terminated on April 25, 1990, the 1983 Incentive Stock Option Plan terminated on April 22, 1993, and the 1984 Stock Option Plan terminated on July 27, 1994, although certain options granted under the Plans remain outstanding.

     The Plans permit option exercise loans or installment purchase agreements to encourage the exercise of options and thereby advance the purposes of the Plans. In 1989, the Committee implemented a program to provide for installment payments upon the exercise of stock options. The installment purchase program was available for a period of six months (ending October 30, 1989) for the exercise of non-qualified stock options. Non-qualified options for 157,128 shares were exercised under the installment purchase program. The purchase obligations relating to those options are secured by the stock acquired upon exercise of each option and related dividends, but are otherwise non-recourse obligations. Interest is charged at a rate of 4.5% per annum, and will be offset in whole or in part by dividends paid on the Common Stock purchased pursuant to the program. The maximum installment payment period is the term of the option.

     The Company will receive a tax deduction in connection with the exercise of the options equal to the difference between the option price and the mean market price on the date of exercise. The optionee would recognize income in a corresponding amount.

     The following table summarizes stock options exercised by the listed individuals during the last fiscal year and the total number of options held by each listed individual as of December 31, 1994:

                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR-END OPTION VALUES
                                                   Number of Securities
                                                  Underlying Unexercised    Value of Unexercised
                           Number of                      Options           In-the-Money Options
                            Shares                  at Fiscal Year End       at Fiscal Year End
                          Acquired on   Value        Exer-       Unexer-       Exer-      Unexer-
      Name                 Exercise    Realized     cisable      cisable     cisable     cisable
George R. Kempton            4,000     $58,500      91,800       32,700     $762,486    $296,231
Peter W. Gravelle               --          --      39,870       26,680      484,320     234,293
Thomas P. Forrestal, Jr.     6,000      63,938      35,900       18,600      295,838     144,413
Timothy J. Campbell             --          --      51,650       24,600      385,275     222,413
Terry M. Murphy              3,000       5,250       4,500       15,000       18,563      64,688


                           -19-

LONG-TERM INCENTIVE COMPENSATION

     The following table summarizes all awards of incentive compensation under Kysor's Intermediate-Term Incentive Plan to the listed individuals during the last fiscal year:

                         LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
                               Number     Performance
                             of Shares,    or Other             Estimated Future Payouts
                              Units or   Period Until     under Non-Stock-Price-Based Plans(1)
                               Other      Maturation
      Name                    Rights(1)  or Payout(2)      Threshold     Target       Maximum
George R. Kempton                40        Two Years       $66,050       $99,075     $132,100
Peter W. Gravelle                35        Two Years        38,404        57,606       76,808
Thomas P. Forrestal, Jr.         30        Two Years        29,628        44,442       59,256
Timothy J. Campbell              30        Two Years        25,800        38,700       51,600
Terry M. Murphy                  30        Two Years        22,500        33,750       45,000

(1)  Under the Intermediate-Term Incentive Plan, the Company's executive officers may earn incentive compensation based upon two performance objectives:  primary earnings per share ("PEPS") and return on investment ("ROI").  The executive officers may be granted "performance units"
     intended to equal 1% of the applicable officer's salary if maximum performance objectives are satisfied.  The maximum number of units that may be granted to each of the named executives are as follows:  Mr. Kempton - 40% of base salary; Mr. Gravelle - 35% of base salary; and
     Messrs. Forrestal, Campbell and Murphy - 30% of base salary.  The actual value of such performance units will be based on actual two-year PEPS and ROI averages, subject to the satisfaction of minimum plan thresholds.  Performance units are to be paid two years after they are granted.

(2)  The award is calculated for fiscal years 1994 and 1995.  The two-year average PEPS and ROI results will determine the actual value of the performance units to be paid.


STOCK PERFORMANCE GRAPH

     The following graphs compare the yearly percentage in the Company's cumulative shareholder return on the Company's Common Stock with various equity indices over a five-year and twelve-year period ending December 31, 1994, respectively, using 1989 and 1982 as "base periods." The S & P 500 Index is a broad-based equity market index published by Standard & Poor's, while the Russell 2000 is comprised of companies with a market capitalization similar to that of Kysor. Over the five-year period ended December 31, 1994, a $100 investment in Kysor Common Stock in 1989 would be worth $216 compared to $152 for the S & P 500 stocks and $163 for the Russell 2000 stocks. A $100 investment in Kysor Common Stock in 1982 would be worth over $1,051 as of December 31, 1994, compared to $496 for the S & P 500 stocks and $357 for the Russell 2000 stocks.




                           -20-
                    FIVE-YEAR INVESTMENT IN KYSOR INDUSTRIAL
                 CORPORATION VERSUS S & P 500 AND RUSSELL 2000

                                    [GRAPH]


















     The dollar values for total shareholder return plotted in the graph above are shown below:

Year Ended December 31,  1989      1990      1991      1992      1993      1994
Kysor                  $100.00    $60.39   $ 62.44   $169.02   $164.02   $216.03
S & P 500               100.00     96.90    126.43    136.06    149.77    151.74
Russell 2000            100.00     80.49    117.56    139.20    165.51    162.50






















                           -21-
             TWELVE-YEAR INVESTMENT IN KYSOR INDUSTRIAL CORPORATION
                       VERSUS S & P 500 AND RUSSELL 2000


                                    [GRAPH]


























          The dollar values for the total shareholder return plotted in the graph above are shown below:

Year Ended
December 31,     1982       1983       1984        1985      1986        1987       1988
Kysor           $100.00   $311.28    $266.47     $369.04   $429.53     $635.29    $772.87
S & P 500        100.00    122.38     129.85      170.84    202.54      212.54     248.23
Russell 2000     100.00    129.10     119.67      156.83    165.74      151.21     188.85

Year Ended
December 31,     1989       1990       1991        1992      1993       1994

Kysor           $486.96   $294.08    $304.07     $823.04   $803.12   $1,051.99
S & P 500        326.90    316.76     413.28      444.77    489.61      496.02
Russell 2000     219.53    176.70     258.07      305.59    363.34      356.73




                           -22-
MANAGEMENT TRANSACTIONS; TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  The Company has entered into an Employment Agreement with George R. Kempton, the Chairman of the Board and Chief Executive Officer of the Company. Under the Employment Agreement, Mr. Kempton will receive a salary as may be determined from time to time by the Company's Board of Directors, provided that in no event shall Mr. Kempton's salary for any given calendar year be less than the salary received by Mr. Kempton during the prior calendar year. Notwithstanding this provision, Mr. Kempton has elected in the past to receive a salary less than the salary received by him in the prior calendar year when he and other corporate executive officers recommended to the Board of Directors and accepted a salary cut in response to then-current business conditions. In addition, Mr. Kempton is entitled to bonuses under the Company's present bonus plans (subject to the terms of such plans), or any subsequent plans, and other fringe benefits in an amount not less favorable than those presently enjoyed by Mr. Kempton. If Mr. Kempton's employment is terminated involuntarily by the Company without cause (termination for cause requiring a two-thirds vote of the Board of Directors) or by Mr. Kempton for good reason, Mr. Kempton is entitled to receive severance pay for the remainder of the term of the Employment Agreement. Severance pay includes payments under the Supplemental Executive Retirement Plan described above, and those items (other than item
(5)) listed below the description of certain other corporate officer Termination Agreements described in this section. Mr. Kempton's Employment Agreement has a term of five years and is automatically renewed for one additional year each January 1 unless either the Company or Mr. Kempton notifies the other in writing that it or he does not choose to extend the period of employment. No such notification has been provided. The Employment Agreement was unanimously approved by the Board of Directors.

  The Company has also entered into Termination Agreements
("Agreements") with Peter W. Gravelle, President and Chief Operating Officer; Thomas P. Forrestal, Jr., Group Vice President - Commercial Products; Timothy J. Campbell, Group Vice President - Transportation Products; Terry M. Murphy, Vice President - Chief Financial Officer; and other corporate officers. The Agreements provide for separation pay and benefits if a change in control of the Company occurs. The Agreements were unanimously approved by the Board of Directors. Under the Agreements, the executive's employment must be terminated involuntarily, without cause, whether by actual or "constructive" demotion, relocation, loss of benefits, or other changes short of actual termination of employment, and within five years after change in control of the Company for an executive to be entitled to compensation. If an executive's employment is terminated involuntarily by the Company without cause or by an executive for good reason within five years after a change in control of Kysor has occurred, the executive will be entitled to receive severance pay for the period remaining between the date of the termination and 60 months after the change in control of Kysor. A change in control means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934, as amended ("Exchange Act"), provided that, without limitation, a change in control will be considered to have occurred if (1) any "person"

                           -23-
(as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of Kysor representing 25% or more of the combined voting power of Kysor's then outstanding securities, or (2) during any period of two consecutive years, individuals who at the beginning of the period constitute the Board of Directors cease for any reason to constitute at least a majority thereof (unless the election or nomination for election by Kysor's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period).

  Severance pay includes the following: (1) monthly payments equal to the executive's monthly salary for the last full month immediately preceding the executive's termination plus one-twelfth of either 35% to 40% (for certain corporate officers other than those named in the paragraph above), 45% (for Thomas P. Forrestal, Jr., Timothy J. Campbell and Terry M. Murphy), or 50% (for Peter W. Gravelle and George R. Kempton (see above)) of the total salary paid to the executive during the one-year period immediately preceding his or her termination; (2) continued treatment of the executive as an "employee" under any stock option, employee benefit or other long-term compensation arrangement for the term of the compensation period; (3) reasonable outplacement services selected by the executive;
(4) continued treatment of the executive as an employee under each employee welfare benefit plan in which the executive was entitled to participate immediately prior to the date of his or her termination; (5) payment of a supplemental retirement benefit offset by any amount payable under the Administrative Pension Plan; (6) payment by the Company of all reasonable legal fees and expenses incurred by the executive as a result of his or her termination of employment by Kysor; (7) the right to immediately exercise, in full, all stock options held by the executive; (8) an option to sell his or her principal residence to Kysor at the greater of its then fair market value or the executive's aggregate capital investment in the residence; and
(9) an option to purchase his or her automobile from Kysor at its then wholesale value.

  The Board of Directors believes that the agreements described above assure fair treatment of the covered executives and, by assuring the executives of some financial security, protect the shareholders by tending to neutralize any bias of these executives in considering proposals to acquire the Company.

  In 1987, the Company entered into an Indemnity Agreement with each of the Company's directors and executive officers, and the Company has entered into a similar agreement with each individual who has become a director or executive officer of the Company since that time. The Indemnity Agreements, which were ratified by the Company's shareholders at the 1987 Annual Meeting of Shareholders, are designed to provide the maximum indemnification protection allowed under the Michigan Business Corporation Act. An indemnitee's rights under an Indemnity Agreement are not exclusive of any other rights that he or she may have under the Michigan Business Corporation Act, the Company's Restated Articles of Incorporation or



                           -24-
Bylaws, any liability insurance presently maintained or purchased in the future, or otherwise. A copy of the form of the Indemnity Agreement was included as an exhibit to the Company's 1987 Proxy Statement.


DIRECTOR COMPENSATION

  Director fees are paid to those directors who are not employees of Kysor. During 1994, each director was paid $4,000 per quarter plus an additional $1,000 for attendance at each regular or special meeting of the Board of Directors. In addition, Board Committee Chairmen were paid $800 for each Committee meeting attended and Board Committee members were paid $600 for each Committee meeting attended. Kysor provides each non-employee director a death benefit in the amount of $25,000, which is paid to his or her designated beneficiary if the director dies while a director.
Directors of the Company may also elect to participate in the Company's health care benefit plan.

  The Company has a deferred compensation plan for nonemployee directors. Each member of the Board of Directors who is not an employee of the Company is eligible to participate in the plan by directing that all or any part of the compensation that would be payable for services as a director be credited to a deferred compensation account. When a participating director ceases to be a director of the Company, he or she will be paid an amount in cash equal to the amount of compensation deferred, plus an additional amount of compensation equivalent to interest computed on the director's deferred compensation balance at an annual percentage rate to be determined by the Compensation and Organization Committee at the time of any election.

  Under the Company's retirement plan for directors, annual retirement benefits are payable to retired directors who have five or more years of service as a director under specified circumstances equal to one-fifteenth of the annual retainer at the time of retirement or the year before a change in control of the Company, times years of service on the Board of Directors (not to exceed 15 years). One-fourth of the annual benefit is payable each calendar quarter. Payments cease upon the death of a director or 15 years following retirement, whichever occurs first. To qualify for these benefits, a retired director must agree to be available to provide consultation and advice to the Company following his or her retirement.


INDEBTEDNESS OF MANAGEMENT

  The following directors and executive officers were indebted to the Company in 1994 in amounts exceeding $60,000 for credit extended to them to exercise stock options pursuant to the Company's various stock option plans, as described elsewhere in this Proxy Statement (see section entitled "Stock Option Plans"). The shares acquired pursuant to the exercise of these options are pledged to the Company to secure payment of the indebtedness, which is without recourse except to the pledged shares. Interest is charged on the indebtedness at a rate of 4.5% per annum:


                                          -25-

                                                LARGEST       AMOUNT
                                              AMOUNT OWED     OWED AT
    NAME               RELATIONSHIP             IN 1994      12/31/94
___________________________________________________________________________
George R. Kempton      Chairman of the       $1,016,409     $1,001,666
                       Board, Chief
                       Executive Officer
                       and Director

Philip                 Director                 200,050        187,803
  LeBoutillier, Jr.

Paul K. Gaston         Director                 102,836         97,685


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following directors served as members of the Compensation and Organization Committee during the last fiscal year: Messrs. Schwier (Chairman), Callahan, Gentry, Ratliff, Selby and Weigel.

    The Company has a continuing deferred compensation agreement with Mr. Weigel, former Chairman of the Company, which provides for annual payments of $350,000 through the year 2005 or for the remainder of Mr. Weigel's life, whichever is longer.

    The Company is a limited partner in a partnership formed to construct a $58 million cogeneration facility in Cadillac, Michigan. The Company has approximately an 8% equity interest in the project. Other equity participants in the cogeneration project include a corporation controlled by Mr. Weigel and his son (approximately 18% interest).


INDEPENDENT AUDITORS

    Coopers & Lybrand LLP served as independent auditors of the Company for the year ended December 31, 1994, and it is anticipated that Coopers & Lybrand LLP will be selected by the Board of Directors as independent auditors of the Company for the year ending December 31, 1995. The Board of Directors will select the independent auditors of the Company for the current year at its regular meeting scheduled to be held in October 1995. Coopers & Lybrand LLP has advised Kysor that it has no direct financial interest nor any material indirect financial interest in Kysor or its subsidiaries, or any connection during the past three years with Kysor or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

    Representatives of Coopers & Lybrand LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a

                           -26-

statement if they desire to do so. These representatives are likewise expected to be available to respond to any appropriate questions.


OTHER BUSINESS

    At the date of this Proxy Statement, the management of the Company has no knowledge of any business, other than that described above, which will be presented at the meeting. If any other business should come before the meeting, the proxies named in the enclosed proxy will have discretionary authority to vote on those matters.


SECTION 16(a) REPORTING DELINQUENCIES

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Directors, officers and greater than 10% beneficial owners are required to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no other filings were required for those persons, the Company believes that all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were satisfied in 1994.


SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the next Annual Meeting scheduled to be held on April 26, 1996, must be received by the Company for consideration for inclusion in its proxy statement and form of proxy relating to that meeting by November 24, 1995. Proposals of shareholders should be made in accordance with Rule 14a-8 issued under the Securities Exchange Act of 1934, as amended, and should be addressed to Mr. George R. Kempton, Chairman of the Board and Chief Executive Officer, Kysor Industrial Corporation, One Madison Avenue, Post Office Box 1000, Cadillac, Michigan 49601-9785.


SOLICITATION OF PROXIES

    The expenses involved in the preparation and solicitation of proxies for the Annual Meeting of Shareholders will be borne by the Company. Brokerage houses, custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in forwarding the soliciting material to the beneficial owners of stock held by such persons or firms. In addition to the solicitation of proxies by use of the mails, solicitation may be made by certain directors, officers, employees, and shareholders of the Company, who will receive no compensation therefor, by

                           -27-
personal interview, telephone or telegraph. The Company has retained D. F. King & Co., 77 Water Street, New York, New York 10005, to aid in the solicitation of proxies. It is anticipated that the fee to be paid to D.
F. King & Co. will not exceed $8,000 plus expenses.

    By Order of the Board of Directors.


                                                                 David W. Crooks
Cadillac, Michigan                                               Vice President-
March 24, 1995                                     General Counsel and Secretary












































                                     [FRONT]

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                              With-      For All
                                    For       hold       Except
1.) Election of Directors.          [ ]        [ ]         [ ]

                   Stephen I. D'Agostino, Robert J. Ratliff,
                            and Frederick W. Schwier

If you wish to withhold authority to vote "FOR" a particular nominee mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

     RECORD DATE SHARES:


                                   [SPACE FOR
                            SHAREHOLDER INFORMATION]



Please be sure to sign and date this Proxy.                     Date ___________


_______________________________         ___________________________________
Shareholder sign here                   Co-owner sign here

                                              For      Against    Abstain
2.) In their discretion, the Proxies          [ ]        [ ]        [ ]
    are authorized to vote upon all other
    matters that may be presented at
    the meeting or any adjournment
    thereof.

The shares represented by this Proxy will be voted as specified. If no specification is made, the shares will be voted for election of all of the board nominees as directors and in accordance with the judgment of the Proxies with respect to any other matter which may come before the meeting.






Mark box at right if comments or address change have                         [ ]
been noted on the reverse side.



---------------------------------------------------------------------------
DETACH CARD

                          KYSOR INDUSTRIAL CORPORATION

     Dear Shareholder:

     Please take note of the important information enclosed with this Proxy. An important issue related to the management and operation of your Company requires your immediate attention and approval. This is discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this Proxy to indicate how your shares shall be voted. Then sign the Proxy, detach it and return your Proxy in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Shareholders of KYSOR INDUSTRIAL CORPORATION, April 28, 1995.

     Thank you in advance for your prompt consideration of this matter.

     Sincerely,


     KYSOR INDUSTRIAL CORPORATION






























                                     [BACK]

                          KYSOR INDUSTRIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder(s) listed on the reverse side of this Proxy acknowledges receipt of a Notice of Annual Meeting and a Proxy Statement dated March 24, 1995 and appoints GEORGE R. KEMPTON, PHILIP LeBOUTILLIER, JR., and DAVID W. CROOKS, and each of them, Proxy of the shareholder, each with full power of substitution, to vote all stock which the shareholder is entitled to vote at the ANNUAL MEETING OF SHAREHOLDERS of KYSOR INDUSTRIAL CORPORATION at the corporate headquarters, One Madison Avenue, Cadillac, Michigan, on April 28, 1995, or at any adjournment of that meeting as specified on the reverse side.

       PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
                                   ENVELOPE.

Please sign this Proxy exactly as your name appears on this Proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?


___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________






















                                     [FRONT]

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                              With-      For All
                                    For       hold       Except
1.) Election of Directors.          [ ]        [ ]         [ ]

                   Stephen I. D'Agostino, Robert J. Ratliff,
                            and Frederick W. Schwier

If you wish to withhold authority to vote "FOR" a particular nominee mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).


                                   [SPACE FOR
                            SHAREHOLDER INFORMATION]





Please be sure to sign and date this Vote Direction Form.

                                                       Date _______________


_______________________________________
     Participant sign here

                                              For      Against    Abstain
2.) In the Trustee's discretion upon          [ ]        [ ]        [ ]
    all other matters that may be
    presented at the meeting or any
    adjournment thereof.

The shares of voting stock of Kysor Industrial Corporation allocated to an account of the undersigned pursuant to the Plan (either a TRASOP Account or an ESOP Account) will be voted by the Trustee as directed. Shares allocated to a TRASOP Account will not be voted unless a properly executed Vote Direction Form is received. Shares held in an ESOP Account with respect to which no Vote Direction Form is received and unallocated ESOP shares will be voted by the Trustee in accordance with vote directions received with respect to allocated ESOP shares, on a per capita basis.


Mark box at right if an address change has been                              [ ]
noted on the reverse side.





                                     [BACK]

                  KYSOR INDUSTRIAL CORPORATION EMPLOYEE STOCK
                                 OWNERSHIP PLAN

               THIS VOTE DIRECTION FORM IS BEING FURNISHED TO THE
             PARTICIPANT LISTED ON THE REVERSE SIDE PURSUANT TO THE KYSOR INDUSTRIAL CORPORATION EMPLOYEE STOCK OWNERSHIP
                               PLAN (the "PLAN").

The Participant acknowledges receipt of a Notice of Annual Meeting and a Proxy Statement dated March 24, 1995, for Kysor Industrial Corporation and submits this Vote Direction Form to THE WYATT COMPANY as a special agent to the Trustee of the Plan to direct the voting by the Trustee of the shares of Kysor Industrial Corporation voting stock allocated to an account of the participant pursuant to the Plan at the ANNUAL MEETING OF SHAREHOLDERS OF KYSOR INDUSTRIAL CORPORATION at the corporate headquarters, One Madison Avenue, Cadillac, Michigan, on April 28, 1995, or at any adjournment of that meeting as specified on the reverse side.

DO NOT RETURN THIS CARD TO THE COMPANY. IT MUST BE RETURNED TO THE WYATT COMPANY, ONE NORTHWESTERN PLAZA, SUITE 500, 28411 NORTHWESTERN HIGHWAY, SOUTHFIELD, MICHIGAN 48034.

       PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                  Please sign this Vote Direction Form exactly
                   as your name appears on the mailing label.


                           HAS YOUR ADDRESS CHANGED?

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________